UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018
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Phillips Edison Grocery Center REIT II, Inc.
(REIT Merger Sub, LLC, as successor by merger to Phillips Edison Grocery Center REIT II, Inc.)
(Exact name of registrant as specified in its charter)
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Maryland	000-55438	61-1714451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☑

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.02. Termination of a Material Definitive Agreement

Reference is made to that certain Agreement and Plan of Merger, dated July 17, 2018 (the “Merger Agreement”), by and among (i) Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation (the “Company”), (ii) Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership and subsidiary of the Company (“PECO OP”), (iii) REIT Merger Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of the Company (“REIT Merger Sub”), (iv) OP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of PECO OP ("OP Merger Sub GP"), (v) OP Merger Sub 2, LLC, a Delaware limited liability company and subsidiary of PECO OP and OP Merger Sub GP (“OP Merger Sub”), (vi) Phillips Edison & Company, Inc., a Maryland corporation ("PECO"), and (vii) Phillips Edison Grocery Center Operating Partnership II, L.P., a Delaware limited partnership and subsidiary of the Company (“OP II”) and the consummation by the Company of the transactions contemplated thereby (the “Transactions”).

On November 16, 2018 (the “Closing”), (i) the Company merged with and into REIT Merger Sub (the “REIT Merger”) and (ii) OP Merger Sub merged with and into OP II (the “Partnership Merger” and, together with the REIT Merger, collectively, the “Mergers”). In connection with the Mergers and in accordance with the Merger Agreement, each of (i) the Amended and Restated Advisory Agreement, dated as of September 1, 2017 (the “Advisory Agreement”), by and among the Company, OP II and Phillips Edison NTR II, LLC, a Delaware limited liability company, (ii) certain Addenda (collectively, the “Property Management Agreement Addenda”) to the Master Property Management Agreement, dated as of October 4, 2017, by and between OP II and PECO OP, and (iii) certain Addenda (collectively, the “Services Agreement Addenda”) to the Master Services Agreement, dated as of October 4, 2017, by and between OP II and Phillips Edison & Company, Ltd., an Ohio limited liability company, was terminated effective as of immediately prior to the REIT Merger Effective Time (as defined below). PECO waived any disposition fees that would otherwise have been payable under the Advisory Agreement upon consummation of the Mergers, and no fees were payable to any of the parties as a result of the termination of the Advisory Agreement, Property Management Agreement Addenda or Services Agreement Addenda, other than unpaid fees accrued in the ordinary course prior to the Closing.

Item 2.01. Completion of Acquisition or Disposition of Assets

On November 16, 2018, pursuant to the Merger Agreement, (i) OP Merger Sub merged with and into OP II, the separate limited liability company existence of OP Merger Sub ceased and OP II continued as the surviving entity of the Partnership Merger and (ii) the Company merged with and into REIT Merger Sub, the separate corporate existence of the Company ceased and REIT Merger Sub continued on as the surviving entity of the REIT Merger.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each unit of partnership interests in OP II (excluding each Class B unit and the special limited partnership interest, which were canceled in connection with the Partnership Merger) issued and outstanding immediately prior to the Partnership Merger Effective Time held by a limited partner of OP II was canceled and converted into the right to receive 2.04 units in PECO OP (“OP Units”), rounded down to the nearest whole unit. The membership interests of OP Merger Sub that were held by OP Merger Sub GP immediately prior to Partnership Merger Effective Time were canceled and converted into a general partner interest in OP II and the membership interests in OP Merger Sub that were held by PECO OP immediately prior to the Partnership Merger Effective Time were canceled and converted into a limited partner interest in OP II.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the REIT Merger (the “REIT Merger Effective Time”), each share of the Company's common stock, $0.01 par value per share (the “Common Stock”), and each fraction thereof, issued and outstanding immediately prior to the REIT Merger Effective Time (including each restricted share of Common Stock) was canceled and converted into the right to receive 2.04 validly issued, fully paid and nonassessable shares of PECO common stock, $0.01 par value per share (the “PECO Common Stock”).

On November 16, 2018, concurrently with the Partnership Merger and immediately prior to the REIT Merger, in connection with the transactions contemplated by the Merger Agreement, OP II contributed to PECO OP all of the issued and outstanding equity interests in (a) Commonwealth Square Station LLC, a Delaware limited liability company, (b) Franklin Station LLC, a Delaware limited liability company, (c) Heritage Plaza Station LLC, a Delaware limited liability company, (d) Montville Station LLC, a Delaware limited liability company, and (e) Normandale Station LLC, a Delaware limited liability company.

The descriptions of the Merger Agreement and the Transactions contained in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders

As a result of the REIT Merger and at the REIT Merger Effective Time, holders of Common Stock immediately prior to such time ceased having any rights as stockholders of the Company (other than their right to receive the 2.04 validly issued, fully paid and nonassessable shares of PECO Common Stock per share under the Merger Agreement).

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.01. Change in Control of Registrant

As a result of the REIT Merger and at the REIT Merger Effective Time, a change in control of the Company occurred and the Company merged with and into REIT Merger Sub and the separate corporate existence of the Company ceased. The aggregate consideration paid in connection with the REIT Merger consisted of approximately 95,452,225.852 shares of PECO common stock.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

In connection with the consummation of the Mergers and as of immediately prior to the REIT Merger Effective Time, all of the members of the Company's board of directors resigned from their positions. These resignations were in connection with the Mergers and were not due to disagreement or dispute with the Company on any matter.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On November 14, 2018, the Company held its annual meeting of stockholders in New York, New York. The matters on the agenda for the annual meeting were the (i) approval of the transactions contemplated by the Merger Agreement, (ii) election of three directors to serve until the Company's next annual meeting of stockholders and until their successors are duly elected and qualified, (iii) approval of a non-binding advisory proposal to approve an amendment to PECO's charter, and (iv) approval to adjourn the 2018 annual meeting, if necessary or appropriate to solicit additional proxies.

At the close of business on August 28, 2018, the record date of the annual meeting, there were 46,874,803 shares of Common Stock outstanding and entitled to vote at the annual meeting. Holders of 26,519,161 shares (56.57%) of Common Stock, representing a like number of votes, were present at the annual meeting, either in person or by proxy. Set forth below are the voting results from the annual meeting.

Proposal 1 - Merger Proposal

For	Against	Abstain	Broker Non-Votes
24,657,173	628,282	1,233,706	—

The proposal to approve the transactions contemplated by the Merger Agreement was approved. The votes for the transactions contemplated by the Merger Agreement were as follows: “For” 52.60%, “Against” 1.34%, and “Abstain” 2.63%, in each case, of the shares entitled to vote at the meeting.

Proposal 2 - Election of Directors

The nominees submitted for election as directors of the Company were Jeffrey S. Edison, David W. Garrison, and John A. Strong. The votes for each of the director nominees were as follows:

Nominee	For	Withheld	Broker Non-Votes
Jeffrey S. Edison	25,109,072	1,410,089	—
David W. Garrison	25,161,265	1,357,896	—
John A. Strong	25,181,993	1,337,168	—

All of the nominees were elected to serve as directors until the Company's next annual meeting of stockholders and until their successors are duly elected and qualified.

Proposal 3 - Advisory Vote to Approve Amendment of PECO's Charter

For	Against	Abstain	Broker Non-Votes
24,437,393	666,854	1,414,914	—

The non-binding advisory proposal to approve an amendment to PECO's charter to eliminate the requirement that the Company undertake a liquidity event by February 2019 was approved. The votes for amendment to PECO's charter were as follows: “For” 92.15%, “Against” 2.51%, and “Abstain” 5.34%, in each case, of the votes cast.

Proposal 4 - Adjournment Proposal

For	Against	Abstain	Broker Non-Votes
24,343,850	882,031	1,293,280	—

The proposal to permit the chair of the annual meeting the authority to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of proposals 1 or 3 was approved. Such an adjournment was not necessary and thus the annual meeting was not adjourned. The votes to permit the adjournment of the annual meeting were as follows: “For” 91.79%, “Against” 3.33%, and “Abstain” 4.88%, of the votes cast.

Item 7.01. Regulation FD Disclosure.

On November 16, 2018, the Company and PECO issued a joint press release announcing the completion of the Transactions described above under Item 2.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of July 18, 2018, by and among Phillips Edison & Company, Inc., Phillips Edison Grocery Center Operating Partnership I, L.P., REIT Merger Sub, LLC, OP Merger Sub, LLC, OP Merger Sub 2, LLC, Phillips Edison Grocery Center REIT II, Inc., and Phillips Edison Grocery Center Operating Partnership II, L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 18, 2018)

99.1	Phillips Edison & Company, Inc. and Phillips Edison Grocery Center REIT II, Inc. Joint Press Release, dated as of November 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Merger Sub, as successor in interest by merger to the Company, has caused this report to be signed on its behalf by the undersigned duly authorized person.

REIT MERGER SUB, LLC (as successor by merger to Phillips Edison Grocery Center REIT II, Inc.)
	By:	Phillips Edison & Company, Inc., its sole member

Dated: November 16, 2018	By:	/s/ Devin I. Murphy
Devin I. Murphy
Chief Financial Officer and Treasurer